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                                                                    EXHIBIT 99.1


                                    AGREEMENT

         The undersigned reporting persons hereby agree that the statements filed pursuant to this Schedule 13D, to which this Agreement is filed as an exhibit, are filed on behalf of each of them.

Date: September 7, 1999                    3TEC ENERGY CORPORATION



                                           By:   /s/   Floyd Wilson
                                                 ------------------------------
                                                 Floyd Wilson
                                                 Managing Director


Date: September 7, 1999                    ENCAP INVESTMENTS L.L.C.



                                           By:   /s/   D. Martin Phillips
                                                 ------------------------------
                                                 D. Martin Phillips
                                                 Managing Director